                                                                  EXHIBIT (m)(1)


                                 FORM OF AMENDED

                                   APPENDIX A

                               WITH RESPECT TO THE

                                DISTRIBUTION PLAN

                               DATED MARCH 1, 2002

                                     BETWEEN

                                  ING GET FUND
                                       AND
                           ING FUNDS DISTRIBUTOR, INC.
                          EFFECTIVE AS OF APRIL 3, 2002

Series

Series D
Series E
Series G
Series H
Series I
Series J
Series K
Series L
Series M
Series N
Series P
Series Q
Series R

Series S*
Series T*

*This Amended Appendix A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.